UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2012

Teliphone Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-28793	84-1491673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Alberni Street, Vancouver, BC, Canada	V6G 1A5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (514) 313-6010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 11, 2012, Teliphone Corp. (the "Company") completed the acquisition of the core assets and network (the "Navigata Acquired Businesses") of Navigata Communications 2009 Inc. (the "Seller"). The acquisition was effected pursuant to a two-step process involving a Purchase Agreement, dated as of November 30, 2012, among 9191-4200 Quebec Inc., a corporation incorporated under the laws of the Province of Quebec, Canada ("Quebec"), the Seller and certain affiliates of Quebec (the "Asset Purchase Agreement"); and a Share Exchange Agreement, dated as of December 11, 2012, by and between the Company and Fiducie Residence JAAM, a family trust registered in the Province of Quebec, Canada ("JAAM").

On November 30, 2012, pursuant to the Asset Purchase Agreement, Quebec acquired from Seller selected assets related to the business of providing telecommunications services, including voice, data and internet services, to service providers and end users, using its national MPLS-enabled data backbone, microwave backhaul network in British Columbia, and carrier points of interconnection in Vancouver, Toronto, Seattle, LA, and New York (the "Asset Purchase").  As consideration for the Asset Purchase, Quebec paid an aggregate consideration of US$6,440,000, along with the assumption of certain limited current liabilities of the Seller, as follows:  (i) US$500,000 paid in cash by wire transfer at closing of the Asset Purchase; (ii) $940,000 to be paid in cash by certified check, wire transfer or other immediately available funds on December 14, 2012; and (iii) a total of US$5,000,000 to be paid in cash in five separate, equal installments of US$1,000,000 each due on December 15 of each of 2013, 2014, 2015, 2016 and 2017 (the "Deferred Consideration").  Interest will accrue on the Deferred Consideration at a rate of 6.5% per annum.

On December 11, 2012, the Company completed the acquisition from JAMM of 100% of the outstanding stock of Quebec (the "Stock Acquisition").  The Stock Acquisition was effected pursuant to a Share Exchange Agreement in which the Company acquired all of Quebec’s outstanding shares in exchange for tendering 61,500,00 shares of the Company, valued at US$13,530,000, to JAMM.  Quebec was subsequently re-named Teliphone Navigata-Westel.

As of December 11, 2012, after completion of the Stock Acquisition, approximately 30.4% of the Company’s outstanding stock was held by 3874958 Canada Inc., a company owned by Fiducie Familiale MAA, a family trust whose beneficial owner is Anne Marie Poudrier.  Ms. Poudrier is a co-trustee of JAMM, along with Lawry Trevor-Deutsch, the former Chief Executive Officer, Chief Financial Officer and President of the Company.  Following completion of the Stock Acquisition, Ms. Poudrier is, in total, beneficial owner of approximately 85% of the Company’s outstanding stock.

The Purchase Agreement and Share Exchange Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of the material provisions of each of the Purchase Agreement and Share Exchange Agreement set forth above are qualified in their entirety by reference to each of the Purchase Agreement and Share Exchange Agreement filed as exhibits hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, Lawry Trevor-Deutsch resigned as the Company’s Chief Executive Officer, Chief Financial Officer, and President, and the board of directors appointed Benoit Laliberte to fill the positions of Chief Executive Officer, Chief Financial Officer and President.  There was no known disagreement with Mr. Trevor-Deutsch on any matter relating to the Company’s operations, policies or practices.

On December 4, 2012, the board of directors appointed Ms. Anne Marie Poudrier to serve as the sole member of the Company’s board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.  Ms. Poudrier is the common law spouse of Mr. Laliberte, the Company’s Chief Executive Officer and President.  There are no other family relationships between Ms. Poudrier and any other of the Company’s directors.

On December 4, 2012, following the appointment of Ms. Poudrier as a member of the Company’s board of directors, Mr. Trevor-Deutsch resigned as a member of the board of directors of Teliphone Corp. There was no known disagreement with Mr. Trevor-Deutsch on any matter relating to the Company's operations, policies or practices.

Ms. Poudrier has not had any material direct or indirect interest in any of our transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction, other than as follows:  Ms. Poudrier, along with Mr. Trevor-Deutsch, is co-trustee of JAAM.  As described in Item 2.01 above, on December 4, 2012, JAAM sold its 100% interest in 9191-4200 Quebec Inc. to the Company for 61,500,00 shares of the Company, valued at US$13,530,000.  As described in Item 2.01 above, following the Stock Acquisition Ms. Poudrier is also beneficial owner of approximately 85% of the Company’s outstanding shares.  Ms. Poudrier has been the sole Director of Teliphone Corp. and Teliphone Navigata-Westel Inc. since December, 2012.  She is also President and CEO of Centre Equestre Equi-Folie Inc.  Ms. Poudrier currently holds no other public company directorships and has not held any others during the previous five years.  The Company believes that Ms. Poudrier’s entrepreneurial, financial and business expertise and experience with micro-cap public companies provides her the qualifications and skills to serve as a Director of the Company.

Mr. Laliberte has not had any material direct or indirect interest in any of our transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction, other than as follows:  Mr. Laliberte is Ms. Poudrier’s common law spouse and Mr. Laliberte may be indirectly interested in the transactions entered into by Ms. Poudrier, as described above. Mr. Laliberte is the President, CEO, CFO and CTO of Teliphone Corp. and Teliphone Navigata Westel Inc. since December 2012. From 2004 to the present he has been CTO of Teliphone Corp.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements required to be filed under this item will be furnished by amendment to this Form 8-K within the time prescribed by law.
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits. The following exhibit is being filed herewith:

2.1
Asset Purchase Agreement, dated as of November 30, 2012, by and among 9191-4200 Quebec Inc., Navigata Communications 2009, Inc., Benoit Lalibertee, Fiducie Residence JAAM, 0865944 B.C. Ltd., and Navigata Communications Ltd.

2.2	Share Exchange Agreement, dated as of December 11, 2012, by and between Teliphone Corp. and Fiducie Residence JAAM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 14, 2012

Teliphone Corp. a Nevada corporation

By:	/s/ Benoit Laliberte
Name:	Benoit Laliberte
Title:	Chief Executive Officer, Chief Financial Officer and President